Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITOR


As independent auditors, we hereby consent to the use in the Form S-4 Registration Statement of YDI Wireless, Inc., of our report dated July 18, 2003, relating to the consolidated financial statements of PHAZAR CORP and Subsidiaries as of May 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. We also consent to the reference to this firm under the heading "Experts" in that Registration Statement.

/s/ Weaver and Tidwell, L.L.P.


WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
December 11, 2003